UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2014

P&F INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5332	22-1657413
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification Number)

445 Broadhollow Road, Suite 100, Melville, New York 11747

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (631) 694-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Reference is made to Items 2.01 and 2.03 which are hereby incorporated herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 1, 2014, Florida Pneumatic Manufacturing Corporation, a Florida corporation (“Purchaser”), an indirect wholly owned subsidiary of P&F Industries, Inc. (the “Company”), Flying Tiger Acquisition Corp, a Washington corporation, a direct wholly-owned subsidiary of Purchaser (“Merger Sub”), Exhaust Technologies, Inc., a Washington corporation (the “Exhaust”), and Robert E. Sterling and Mary Louise Sterling, being all of the Shareholders of Exhaust (collectively, the “Shareholders”), and Robert E. Sterling in his capacity as representative of the Shareholders (the “Shareholders’ Representative”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, Purchaser acquired all of the outstanding equity interests of Exhaust, more particularly described below and in the Merger Agreement. A copy of the Merger Agreement is filed as Exhibit 2.1 hereto and incorporated herein by reference. Contemporaneously, the parties both executed the Merger Agreement and consummated the transactions contemplated by the Merger Agreement, including, but not limited to, the closing of the Merger (defined below).

The Merger. The Merger Agreement provides for the merger of Merger Sub with, and into Exhaust, on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”), with Exhaust continuing as the surviving corporation in the Merger. As a result of the Merger, Exhaust became a wholly owned subsidiary of Purchaser (the “Surviving Corporation”). Contemporaneously with the closing, the Surviving Corporation re-domiciled as a Delaware corporation.

The Merger Consideration. The Merger became effective upon the filing of the Articles of Merger with the State of Washington on July 1, 2014 (the “Effective Time”). Pursuant to the Merger Agreement, at the Effective Time, each share of Company Common Stock (as defined in the Merger Agreement) issued and outstanding immediately prior to the Effective Time, was converted into and became a right to receive cash, without interest, in an amount equal to a pro rata share of the Merger Consideration (defined below). The base purchase price for the Shares acquired in the Merger equaled $9,850,000 (the “Merger Consideration”). At the closing of the Merger, and pursuant to the Merger Agreement, the Merger Consideration was increased by $527,215.16, adjusted for increases in Working Capital (the “Total Merger Consideration”), and the Total Merger Consideration was paid by Purchaser, from availability under revolver loans pursuant to the Loan Agreement (defined below), to the Shareholders, less certain amounts escrowed pursuant to, among others, the terms of the Merger Agreement. All outstanding indebtedness of Exhaust was extinguished at the closing of the Merger utilizing a portion of the Merger Consideration.

The Representations, Warranties and Covenants. The Merger Agreement contains customary representations, warranties and covenants made by the Shareholders to Purchaser, on the one hand, and by Purchaser and Merger Sub to the Shareholders and Exhaust, on the other hand.

The foregoing descriptions of the Merger and the Merger Agreement do not purport to be complete, and are qualified in their entirety by reference to the full text of the Merger Agreement attached as an Exhibit hereto.

The Merger Agreement and the above description of such agreement, have been included to provide investors and security holders with information regarding the terms of the Merger Agreement, and are not intended to provide any other factual information about Exhaust, the Company, their respective subsidiaries or affiliates, the Shareholders or their respective affiliates, or the Shareholders’ Representative or any of his affiliates. The representations and warranties contained in the Merger Agreement, were made only for purposes of those agreements, and as of specific dates, were solely for the benefit of the parties to those agreements, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by the parties to each other. Investors should not rely on the representations and warranties contained in the Merger Agreement as characterizations of the actual state of facts or condition of Exhaust, the Company or any of their respective subsidiaries, affiliates or businesses.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Contemporaneously with the Merger referred to and described in Item 2.01, above, the Company, its subsidiaries Florida Pneumatic Manufacturing Corporation (defined above as “Purchaser”), Hy-Tech Machine, Inc. (“Hy-Tech”) and Nationwide Industries, Inc. (“Nationwide”, and together with the Company, Purchaser and Hy-Tech, collectively, “Borrowers”) and the Company’s subsidiaries Continental Tool Group, Inc. (“Continental Tool”), Countrywide Hardware, Inc. (“Countrywide”), Embassy Industries, Inc. (“Embassy”), Green Manufacturing, Inc. (“Green”), Pacific Stair Products, Inc. (“Pacific Stair”), WILP Holdings, Inc. (“WILP”) and Woodmark International, L.P. (“Woodmark”, and together with Continental Tool, Countrywide, Embassy, Green, Pacific Stair and WILP, collectively, “Guarantors”) entered into the Fifth Amendment to Loan and Security Agreement, effective as of July 1, 2014 (the “Amendment”), with Capital One Business Credit Corp. (f/k/a Capital One Leverage Finance Corporation) (the “Agent”), as agent for Lenders (the “Lenders”) from time to time party to the Loan Agreement (as defined below). The Amendment amended the Loan and Security Agreement, dated as of October 25, 2010, as previously amended (the “Loan Agreement”), among the Borrowers, the Guarantors, the Agent and the Lenders. A copy of the Amendment is attached as Exhibit 10.1 hereto and incorporated herein by reference.

The Amendment, among other things, amended the Loan Agreement by providing the Lender’s consent to, among other things, the Merger, and adding and modifying certain definitions in connection with the Merger and the transactions contemplated thereby.

The foregoing description of the Amendment is qualified its entirety by reference to the full text of the Amendment attached as an Exhibit 10.1 hereto.

Item 8.01. Other Items

On July 2, 2014, the Company issued a press release (the “Press Release”) announcing the entering into of the Merger Agreement described herein. A copy of the Press Release is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

2.1	Agreement and Plan of Merger, dated as of July 1, 2014, by and among Purchaser, Merger Sub, Exhaust, the Shareholders, and the Shareholders’ Representative.

10.1	Fifth Amendment to the Loan Agreement, dated as of July 1, 2014, by and among the Borrowers, Guarantors, and Lenders.

99.1	Press Release, dated July 2, 2014, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P&F INDUSTRIES, INC.

Date: July 2, 2014

	By:	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr.
Vice President,
Chief Operating Officer and
Chief Financial Officer